     As Filed with the Securities and Exchange Commission on March 14, 2002
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         HAMPTON ROADS BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)


          Virginia                                   54-1408074
  (State of Incorporation)             (I.R.S. Employer Identification Number)

                                201 Volvo Parkway
                           Chesapeake, Virginia 23320
                                 (757) 436-1000
               (Address, Including Zip Code, and Telephone Number,
                       Including Area Code of Registrant)

              Jack W. Gibson                                 Copy to:
   President and Chief Executive Officer           T. Richard Litton, Jr., Esq.
             201 Volvo Parkway                       Kaufman & Canoles, P.C.
        Chesapeake, Virginia 23320                     One Commercial Place
              (757) 436-1000                              P. O. Box 3037
    (Name, Address, Including Zip Code,              Norfolk, Virginia 23514
And Telephone Number of Agent for Service)                (757) 624-3241

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________
         If the delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. [ ]



                                       CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                           Proposed              Proposed

          Title of                                         Maximum               Maximum
         Securities                   Amount               Offering             Aggregate             Amount of
            to be                     to be                 Price                Offering            Registration
         Registered               Registered(1)           Per Share               Price                 Fee(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.625 per share                 2,500,000 shares           $9.00              $22,500,000              $2070
----------------------------------------------------------------------------------------------------------------------


(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2) Pursuant to Rules 457(c), the registration fee was computed based on the average high and low sales prices of shares of Common Stock on March 12, 2002, and has been established solely for the purpose of calculating the registration fee.

PROSPECTUS

                         HAMPTON ROADS BANKSHARES, INC.
                              DIVIDEND REINVESTMENT
                         AND OPTIONAL CASH PURCHASE PLAN

                        2,500,000 Shares of Common Stock

Dear Shareholders:

         We are pleased to send you this prospectus describing the Dividend Reinvestment and Optional Cash Purchase Plan of Hampton Roads Bankshares, Inc. The Plan offers our shareholders the opportunity to purchase shares of our common stock with automatically reinvested dividends or optional cash payments in a simple and convenient manner.

         Shares of common stock purchased through the Plan will be purchased either from us at the market value determined by the Plan or in the open market. Dividends will be reinvested when paid by us, and shareholders who choose to participate in the Plan must participate with respect to all of their shares. Optional cash payments may only be submitted at least one day (and not more than thirty days) prior to the end of each calendar quarter, and purchases will only be made on the last day of each calendar quarter. Accordingly, participants should make every effort to send us their optional cash payments as close as possible to the submission deadline for each calendar quarter. Each participant may not invest less than $50 or more than $1,000 in any calendar quarter. Initially, we will pay all brokerage commissions, fees, service charges and other expenses in connection with the Plan, except brokerage fees incurred upon the sale of shares held under the Plan. However, in the future we may elect to amend the Plan and pass on some or all of these expenses to Plan participants. You may elect to participate in the Plan at any time by completing a Participation Card and returning it to Bank of Hampton Roads, our wholly-owned banking subsidiary and the Plan's agent.

         If you choose not to participate in the Plan, you will continue to receive cash dividends, when and if declared by our Board of Directors. The Plan does not represent a change in our dividend policy or a guaranty of future dividends. The declaration of dividends by our Board of Directors will continue to depend on earnings and other factors.

         We are offering shares of our common stock under this prospectus only to residents of Virginia and other states where the shares that we are offering have been registered under applicable securities laws or where an exemption from registration exists. A listing of those states is available from us or the Plan's agent upon request.

         Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         This prospectus describes the Plan as currently in effect, and you are urged to read it carefully before deciding whether to participate.

                                           JACK GIBSON
                                           President and Chief Executive Officer

                                 March 14, 2002

                       WHERE YOU CAN FIND MORE INFORMATION

         Our corporate headquarters are located at 201 Volvo Parkway, Chesapeake, Virginia 23320, and our telephone number is (757) 436-1000.

         Hampton Roads Bankshares, Inc., which we will refer to as we, us or our, is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference room facility located at 450 Fifth Street, N. W., Washington, D. C. 20549 and at the SEC's regional office at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet Site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Hampton Roads Bankshares, Inc., that file documents with the SEC electronically through the SEC's electronic data gathering, analysis and retrieval system known as EDGAR.

         Our common stock is not traded on any securities exchange or listed on any securities listing service.

         This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and the shares of our common stock being sold by this prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses set forth above or on the SEC's Internet site.

         INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC AND THE
                BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

         The SEC allows us to "incorporate by reference" information we file with the SEC, or that Bank of Hampton Roads, our wholly owned banking subsidiary, previously filed with the Federal Reserve, pursuant to the Securities Exchange Act. This means:

         o    incorporated documents are considered part of this prospectus;
              and

         o we can disclose important information to you by referring you to those documents.

              We incorporate by reference the documents listed below, which have either been filed by us with the SEC, or filed with the Federal Reserve by Bank of Hampton Roads prior to our formation in 2001 as the holding company for the bank:

         o The Annual Report of the Bank of Hampton Roads on Form 10-K for the year ended December 31, 2000.

         o The Quarterly Report on Form 10-Q for the Bank of Hampton Roads for the quarter ended March 31, 2001 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001.

         o The description of our common stock as set forth in the proxy statement of the Bank of Hampton Roads dated March 15, 2001.

         We also incorporate by reference all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering.

         We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

                   M. Ann Wright, General Counsel
                   Hampton Roads Bankshares, Inc.
                   201 Volvo Parkway
                   Chesapeake, Virginia 23320

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. No one else is authorized to provide you with different information. We are not making an offer of shares of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our financial condition and results may have changed since that date.

                             DESCRIPTION OF THE PLAN

         The following, in question and answer form, describes the Plan. If you do not wish to participate in the Plan, you will receive cash dividends, if and when declared by our Board of Directors.

                             Purposes and Advantages
                             -----------------------

         1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide eligible shareholders with a simple and convenient way of investing cash dividends and/or optional cash payments in shares of our common stock. In the case of shares purchased directly from us, we will receive additional funds for our general corporate purposes.

         2.       What are the advantages of the Plan?

         Participants in the Plan may:

         o Reinvest dividends and invest optional cash payments in shares of our common stock.

         o Invest the full available amount of all dividends as the Plan provides for fractional interests in the shares held in the Plan.

         o Avoid safekeeping requirements through the custodial service and reporting provisions of the Plan.

                                  Participation
                                  -------------

         3.       Who is eligible to participate?

         Any record holder of shares of our common stock is eligible to participate in the Plan with respect to all of his or her shares. A holder of record is a person who owns shares of our common stock registered in his or her name on our records. If your shares are held in "street name," such as through a broker or other nominee, you must ask such broker or nominee to transfer the shares into your own name to be eligible to participate in the Plan.

         4. How does an eligible shareholder become a participant in the Plan?

         An eligible shareholder may join the Plan by completing and signing the Participation Card enclosed herewith and returning it to the Plan's agent. A Participation Card may be obtained at any time by request to the Plan's agent or to us. (See Question #8 on page 5 below for more specific information on how to contact the Plan's agent).

         5.       When may a shareholder join the Plan?

         An eligible shareholder may join the Plan at any time.

         If a Participation Card specifying reinvestment of dividends is received by the Plan's agent at least five days before the payment date established for payment of a particular dividend, reinvestment will start with that dividend payment. If the Participation Card is received less than five days before the payment date established for payment of a particular dividend, the reinvestment of dividends through the Plan will begin with the next dividend.

         Question #13 on page 7 below contains information on investment of optional cash payments.

         6.       What does the Participation Card provide?

         The Participation Card allows you to indicate by checking the appropriate box how you wish to participate in the Plan. You may indicate:

         o whether you want to reinvest dividends paid on all of your shares of our common stock only;

         o whether you want to reinvest dividends with the option of purchasing additional shares of common stock with cash payments; or

         o whether you want to participate in the Plan by making optional cash payments only.

              If you elect to participate in the dividend reinvestment portion of the Plan, dividends on all shares purchased for your account under the Plan, whether through dividend reinvestment or optional cash payments, will be automatically reinvested in additional shares of our common stock, unless the shares are withdrawn from the Plan. (See Questions #19 and #20 on page 10 below for further information).

         7. May a participant change his or her method of participation after enrollment?

         Yes. If a participant elects initially to participate only in the optional cash payment feature, but decides later to enroll in the dividend reinvestment feature, the participant must execute and return to the Plan's agent an additional Participation Card (as described in Question #4 above). If a participant elects initially to participate in the dividend reinvestment feature, but decides later to participate in the optional cash payment feature only, the participant must notify the Plan's agent in writing to that effect, but that notification must be received at least five days before a particular dividend payment date in order to apply to the reinvestment of the corresponding dividend.

                                 Administration
                                 --------------

         8.       Who administers the Plan for participants?

         Bank of Hampton Roads, our wholly-owned banking subsidiary, will act as the Plan's agent and administer the Plan for participants, arrange for the custody of share certificates, keep records, send statements of account to participants and perform other duties relating to the Plan. All correspondence relating to the Plan should include your account number and should be addressed as follows:

                      Bank of Hampton Roads
                      Attention:  Dividend Reinvestment Service
                      201 Volvo Parkway
                      Chesapeake, Virginia 23320

         You can call the Plan's agent at (757) 436-1000 if you have any questions.

         Question #25 on page 11 below contains additional information regarding the responsibilities of the Plan's agent.

                                      Costs
                                      -----

         9. Are there any expenses to participants in connection with purchases under the Plan?

         Not initially. Initially, participants will not incur any brokerage commissions or service charges for the purchases made under the Plan. We will pay all of the Plan's administrative expenses, but we will not pay brokerage commissions and taxes, if any, where shares are sold for a participant's account. However, in the future our board of directors may determine that these expense are too high to continue to be borne us and elect to amend the Plan to pass on some or all of these expenses to participants in the Plan. (See Question #19 on page 10 below for information on a participant's expenses for the liquidation of fractional interests).

                               Purchase of Shares
                               ------------------

         10. How many shares of our common stock will be purchased for participants?

         If you become a participant in the Plan, the number of shares that we will purchase for your account depends on the amount of your dividend and/or optional cash payments and the market price of shares of our common stock. Your account will be credited with that number of shares, including fractional interests computed to three decimal places, equal to the total amount to be invested, divided by the applicable purchase price per share. (See Question #11 below for an explanation of the purchase price).

         11. When and at what price will shares of our common stock be purchased under the Plan?

         Purchases with reinvested dividends will be made on the applicable dividend payment date. Purchases with optional cash payments will be made on the last business day of the applicable calendar quarter. Participants will become owners of the shares purchased for them under the Plan on the date that the shares are purchased. The holding period for federal income tax purposes, however, will begin on the following day. (See Question #21 on page 10 below for an explanation of certain federal income tax consequences).

         At our option, shares of our common stock will be purchased either from us or in the open market, as follows:

         o The purchase price of shares of our common stock purchased directly from us with reinvested dividends or optional cash payments will be determined by the market price for the shares, as calculated below. The market price for each share of common stock will equal the weighted average of sales prices of our common stock in transactions occurring during the sixty calendar days immediately prior to the applicable purchase date as reported to the Plan's agent as the transfer agent for our common stock, but excluding any transactions with any director, officer, employee, purchases pursuant to any outstanding options or warrants, and transactions that the Plan's agent otherwise determines not to have occurred on an "arms-length" basis.

         If there have been no sale transactions since the previous purchase of shares by the Plan, the purchase price will equal the weighted average price paid by the Plan for shares purchased in the immediately preceding calendar quarter.

         o The purchase price of shares of our common stock purchased on the open market will be the actual current market price of the shares purchased on the applicable purchase date.

         No purchases may be made directly from us in the event that the purchase price per share is less than the par value of shares of our common stock, which is $0.625 per share. In that event, any dividends payable and optional cash payments received, and not previously invested, will be used to purchase shares of our common stock in the open market.

         12. Will certificates be issued for shares of our common stock purchased under the Plan?

         Unless requested by a participant, separate certificates for shares of common stock purchased under the Plan will not be issued to participants. Such requested certificates for shares purchased will be issued to the Plan's participants. The number of shares purchased for your account under the Plan will be shown on your statement of account. This feature protects against loss, theft or destruction of stock certificates.

         Certificates for any number of whole shares credited to a participant's account under the Plan will be issued upon the participant's written request within ten days of the receipt of the request by the Plan's agent. Any remaining full shares will continue to be credited to the participant's account. Participants will be paid cash for any fractional interests based on a share price equal to the weighted average of sales prices of our common stock in transactions occurring during the sixty calendar days immediately prior to the participant's request as reported to the Plan's agent as the transfer agent for our common stock, but excluding any transactions with any director, officer, employee, purchases pursuant to any outstanding options or warrants, and transactions that the Plan's agent otherwise determines not to have occurred on an "arms-length" basis. Certificates representing fractional interests will not be issued under any circumstances.

         13.      Who will be eligible to make optional cash payments?

         Eligible shareholders of our common stock who have submitted a signed Participation Card are eligible to make optional cash payments under the Plan. Optional cash payments may only be submitted at least one day (and not more than thirty days) prior to the end of each calendar quarter, and purchases will only be made on the last day of each calendar quarter. We will not pay interest on any optional cash payments. Accordingly, participants should make every effort to send us their optional cash payments as close as possible to the submission deadline for each calendar quarter. We will apply any optional cash payments received from a participant one or more days (but not more than thirty days) before the end of a calendar quarter to the purchase of shares of common stock for the account of the participant at the end of such calendar quarter. Optional cash payments received on or after any payment date will be returned to participants and may be resubmitted during the appropriate investment period for the next calendar quarter.

         You should make checks or money orders for optional cash payments to be invested through the Plan payable to "Hampton Roads Bankshares, Inc." and send such payments to the Plan's agent at the address set forth in Question #8 on page 5 above.

         Please include your Plan account number on your check or money order (or other instrument). We will not pay interest on any optional cash payments. A participant may have a cash payment returned without investment by delivering a written request to the Plan's agent at least 48 hours before it is to be invested.

         14.      What are the limits on making optional cash payments?

         Optional cash payments may only be submitted at least one day (and not more than thirty days) prior to the end of each calendar quarter, and purchases will only be made on the last day of each calendar quarter. We will not pay interest on any optional cash payments. Accordingly, participants should make every effort to send us their optional cash payments as close as possible to the submission deadline for each calendar quarter. The same amount of money need not be sent each period, and you are under no obligation to make any optional cash payments. Any optional cash payments that you wish to make may not be less than $50, or more than $1,000, in any given calendar quarter. We reserve the right, in our sole discretion, both to determine who is an owner of shares of our common stock for purposes of these restrictions and to determine whether optional cash payments on behalf of any particular owner total more than $1,000 in any calendar quarter.

                             Reports to Participants
                             -----------------------

         15.      What kind of reports will be sent to participants in the Plan?

         As soon as practicable after each purchase, a participant will receive a report of all transactions since the last report. The report will include a statement of the number of shares allocated to the participant's account, the amount of dividends received that are allocable to the participant, the number of shares of our common stock purchased and the price paid. These statements will provide a record of the cost of the purchases under the Plan and should be retained for tax purposes. In addition, each participant will receive copies of our annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

                                    Dividends
                                    ---------

         16. Will participants be credited with dividends on shares held in their accounts under the Plan?

         Yes. The Plan's agent will receive dividends for all shares held in the Plan on a dividend record date and will credit those dividends to participants' accounts on the basis of full shares and fractional interests credited to those accounts. The dividends will be automatically reinvested in additional shares of our common stock.

                    Discontinuation of Dividend Reinvestment
                    ----------------------------------------

         17. How does a participant discontinue the reinvestment of dividends under the Plan?

         A participant may discontinue the reinvestment of dividends under the Plan by notifying the Plan's agent in writing to that effect. Any notice of withdrawal received within five days of a dividend payment date will not be effective until dividends paid for that record date have been reinvested and the shares purchased have been credited to the participant's Plan account.

         The options open to participants who wish to discontinue participation in the dividend reinvestment feature are as follows:

         o withdrawal from the dividend reinvestment feature, while continuing to participate in the optional cash payment feature, or

         o complete withdrawal from the Plan (dividend reinvestment and optional cash payment feature).

                      Withdrawal of Shares in Plan Accounts
                      -------------------------------------

         18.      How may a participant withdraw from the Plan?

         A participant who has purchased shares of our common stock under the Plan may withdraw all of his or her shares from a Plan account by notifying the Plan's agent in writing to that effect. This notice should be mailed to the Plan's agent at the address set forth in Question #8 on page 5 above.

         A participant who changes his or her place of residence must promptly notify the Plan's agent of the change of address. (See Question #25 on page 11 below). If a participant moves to a state where the shares offered pursuant to the Plan are not registered or exempt from registration under applicable state securities law, that participant will be deemed to have withdrawn from the Plan as to all shares held by the participant in the Plan.

         Certificates for whole shares of our common stock withdrawn from the Plan will be registered in the name of, and issued to, the participant. Certificates representing fractional shares will not be issued. Any notice of withdrawal received within five days of a dividend payment date will not be effective until dividends paid for that record date have been reinvested and the shares credited to the participant's Plan account.

         The Plan will sell some or all of a participant's shares held under the Plan upon receipt of written instructions from a participant. The Plan's agent will attempt to process all sales on a weekly basis. After the sale of those shares, the Plan will remit to the participant a check with the proceeds of the sale, less brokerage commissions and any applicable taxes. The Plan's agent must receive written instructions from the participant at least 48 hours before the sale. Sales of a participant's shares will be made at then current market prices and may be accomplished in transactions carried out through one or more brokerage firms.

         19. What happens to any fractional interest when a participant withdraws all shares from the Plan?

         Any fractional interest withdrawn will be liquidated, and a cash payment will be made promptly from the resulting proceeds, less brokerage commissions and transfer taxes, if any. The Plan's agent will mail net sales proceeds for any fractional interest together with certificates for whole shares directly to the withdrawing participant.

         20. What happens to a participant's Plan account if all shares in the participant's own name are transferred or sold?

         If you dispose of all shares of our common stock that are not being held in the Plan, the Plan's agent will continue to reinvest the dividends on the shares held in your Plan account, unless you also withdraw or sell all shares held in your account under the Plan.

                         Federal Income Tax Consequences
                         -------------------------------

         21. What are the federal income tax consequences of participation in the Plan?

         The Plan does not offer a discount for purchases of shares of our common stock with reinvested dividends. In the absence of a discount feature, the Internal Revenue Service has ruled that shareholders participating in dividend reinvestment plans are treated for federal income tax purposes as having received the full amount of the cash distribution that was payable, even though the shareholder received no cash, but instead received credit for stock of equivalent value. In addition, a shareholder will be taxed on any broker commissions, fees or service charges that we pay for in connection with a purchase of our common stock for the shareholder under the Plan.

         To the extent distributions by us to our shareholders are treated as made from our earnings and profits, the distributions will be dividends taxable as ordinary income. At the present time, we expect to have sufficient earnings and profits so that participating shareholders can expect that the full amount of any distribution under the Plan will be taxable as a dividend.

         In the case of corporate shareholders, the full amount of dividends reinvested will be eligible for the dividends received deduction available under the Internal Revenue Code.

         In the case of foreign shareholders whose taxable income under the Plan is subject to federal income tax withholding and in the case of any other shareholders as to whom federal income tax withholding on dividends is required, we will make dividend reinvestment net of the amount of tax required to be withheld.

         The tax basis of any shares acquired through the Plan will be the purchase price on the applicable purchase date. The holding period for shares acquired through the Plan will begin on the day after the purchase date.

         Participants should consult their own tax advisors as to the tax consequences of Plan transactions. Certain tax information will be provided to participants by the Plan's agent as described in Question #15 on page 8 above.

                                Other Information
                                -----------------

         22. What happens if we have a common stock rights offering, issue a stock dividend or declare a stock split?

         Participation in any rights offering will be based upon both the shares registered in participants' names and the shares (including fractional interests) credited to participants' Plan accounts. Any stock dividend or share resulting from stock splits with respect to full shares and fractional interests credited to participants' accounts will be added to their accounts. Any securities, other than shares of our common stock or rights to subscribe for securities other than shares of our common stock, received in respect of the shares held in the accounts of participants will be distributed by the Plan's agent to the participants and will not become part of the Plan.

         23. How will a participant's Plan shares be voted at a meeting of shareholders?

         All shares of our common stock credited to your account under the Plan will be voted as you direct. If on the record date for a meeting of shareholders there are shares credited to your account under the Plan, you will be sent the proxy material for that meeting. When you return an executed proxy, it will be voted with respect to all shares credited to you, or, if you elect, you may direct the vote of all of your shares in person at the shareholders' meeting.

         24. What procedures should be followed to sell or pledge shares held in the Plan?

         A participant who wishes to sell or pledge all shares from his or her account must request withdrawal from the Plan as described in Question #18 on page 9 above.

         25.      What is the responsibility of the Plan's agent?

         The Plan's agent receives the participants' dividend and optional cash payments, invests the amounts in additional shares of our common stock, maintains continuing records of each participant's account, and advises participants as to all transactions in and the status of their accounts. The Plan's agent acts in the capacity of agent for the participants.

         All notices from the Plan's agent to a participant will be addressed to the participant at his or her last address of record with the Plan's agent. The mailing of a notice to a participant's last address of record will satisfy the Plan's agent's duty of giving notice to that participant. Therefore, participants must promptly notify the Plan's agent of any change of address.

         The Plan's agent and us will not have any responsibility for acts taken or not taken in connection with the Plan, including, for example, any claim for liability arising out of failure to terminate a participant's account upon the participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency. In addition, these parties will not have any duties, responsibilities or liabilities except for those expressly provided for in the Plan.

         The Plan's agent had no responsibility with respect to the preparation or content of this Prospectus.

         The participant should recognize that neither we nor the Plan's agent can provide any assurance that shares purchased under the Plan will be worth, at any particular time, more or less than their purchase price.

         All transactions in connection with the Plan, including the optional cash payment feature, shall be governed by the laws of the Commonwealth of Virginia.

         26.      May the Plan be changed or discontinued?

         While we hope to continue a dividend reinvestment and optional cash purchase plan indefinitely, our Board of Directors reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will be notified of any suspension, termination or modification. We also may adopt reasonable procedures for the administration of the Plan.

                                 USE OF PROCEEDS

         We do not know the number of shares of our common stock that ultimately will be purchased under the Plan or the prices at which shares will be sold. If the Plan purchases shares of common stock directly from us, the net proceeds from these transactions will be added to our general funds and used for general corporate purposes.

                                 INDEMNIFICATION

         Our Articles of Incorporation, as well as the statutes of the Commonwealth of Virginia, contain provisions providing for the indemnification of our directors and officers against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Bank of Hampton Roads for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         Documents that we have not yet filed and that we have incorporated by reference into this prospectus will include financial statements, related schedules (if required) and auditors' reports. Those financial statements and schedules will have been audited to the extent and for the periods set forth in those reports by the firm or firms rendering the reports and, to the extent so audited and consent to incorporation by reference is given, will be incorporated by reference in reliance upon those reports given upon the authority of the firm or firm as experts in accounting and auditing.

                                  LEGAL OPINION

              Kaufman & Canoles, P.C., counsel to Hampton Roads Bankshares, Inc., will pass upon the validity of the shares of our common stock to be issued by us pursuant to the Plan.

We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only as of March 14, 2002.

                         -------------------------------


                                Table of Contents

                                                          Page

Where You can Find More Information                        2
Incorporation of Information that
  We File with the SEC                                     2
Description of the Plan                                    3
  Purpose and Advantages                                   3
  Participation                                            4
  Administration                                           5
  Costs                                                    6
  Purchase of Shares                                       6
  Reports to Participants                                  8
  Dividends                                                9
  Discontinuation of Dividend
    Reinvestment                                           9
  Withdrawal of Shares in Plan
    Accounts                                               9
  Federal Income Tax Consequences                         10
  Other Information                                       11
Use of Proceeds                                           12
Indemnification                                           12
Experts                                                   13
Legal Opinion                                             13



                        [HAMPTON ROADS BANKSHARES, LOGO]





                            DIVIDEND REINVESTMENT AND
                           OPTIONAL CASH PAYMENT PLAN

                                2,500,000 Shares

                                  Common Stock

                               ($0.625 Par Value)

--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------



                              Dated March 14, 2002

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee* ..............       $2,070
Printing Expenses .................................................        1,000

Accounting Fees and Expenses ......................................          500

Legal Fees and Expenses ...........................................        3,000

Miscellaneous Expenses ............................................          500

TOTAL .............................................................       $7,070


---------------
* Represents actual expenses. All other expenses are estimates.

Item 15.  Indemnification of Directors and Officers

         Section 13.1-692.1 of the Virginia Stock Corporation Act (the "Act") provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of (1) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (2) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director may not be limited under this section of the Act if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

         Section 13.1-697 of the Act authorizes a Virginia corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding. A Virginia corporation may not indemnify a director under this section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Section 13.1-698 provides that, unless limited by its articles of incorporation, a Virginia corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 13.1-702 of the Act authorizes a Virginia corporation to indemnify its officers, employees or agents to the same extent as directors.

         The Company's Articles of Incorporation provide that to the full extent that the Act permits the limitation or elimination of the liability of directors or officers, a director or officer of the Company shall not be liable to the Company or its shareholders for monetary damages. The Company's Articles of Incorporation also provide that to the full extent permitted and in the manner prescribed by the Act and any other applicable law, the Company shall indemnify a director or officer of the Company who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Any aforesaid reference to directors, officers, employees or agents includes former directors, officers, employees and agents and their respective heirs, executors and administrators.

Item 16. Exhibits.


         Exhibit
         Number            Description

         4.1 Articles of Incorporation of Hampton Roads Bankshares, Inc. (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on July 2, 2001).

         4.2 Bylaws of Hampton Roads Bankshares, Inc.(incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on July 2, 2001).

         5.1 Opinion of Kaufman & Canoles, P.C. as to legality of the securities being registered.

         23.1              Consent of PricewaterhouseCoopers, LLP

         23.2              Consent of Kaufman & Canoles, P.C. (filed with
                           Exhibit 5.1)

         24.1 Powers of Attorney (included on the signature pages of this Registration Statement).

         99.1              Authorization Card

Item 17. Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                           (1)  To file,  during any period in which offers or
 sales are being made, a post-effective  amendment to this Registration
Statement:

                                 (i)     to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                                 (ii)    to reflect in the  prospectus  any
facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                (iii)   to  include  any  material  information
with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2)  That, for the purpose of  determining  any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3)  To remove from  registration  by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Chesapeake, Virginia, on March 14, 2002.

                                           HAMPTON ROADS BANKSHARES, INC.

                                           By:   /s/ Jack W. Gibson
                                              ---------------------------------
                                                     Jack W. Gibson, President
                                                     and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person, in so signing, also makes, constitutes and appoints Jack W. Gibson his true and lawful attorney-in-fact in his place and stead, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Registration Statement.

         Witness our hands and common seals on the date set forth below.



                   Signature                                       Title                             Date
                   ---------                                       -----                             ----


  /s/ Jack W. Gibson                               Director, Chief Executive Officer and        March 14, 2002
------------------------------------              President (Principal Executive Officer)
Jack W. Gibson

  /s/ Robert G. Bagley                                Director, Senior Vice President           March 14, 2002
------------------------------------
Robert G. Bagley

  /s/ Cynthia A. Sabol                              Chief Financial Officer (Principal          March 14, 2002
------------------------------------                  Financial Officer and Principal
Cynthia A. Sabol                                            Accounting Officer)


  /s/ Warren L. Aleck                                            Director                       March 14, 2002
------------------------------------
Warren L. Aleck

  /s/ Durwood S. Curling                                         Director                       March 14, 2002
------------------------------------
Durwood S. Curling




                   Signature                                       Title                             Date
                   ---------                                       -----                             ----


  /s/ Herman A. Hall, III                                        Director                       March 14, 2002
------------------------------------
Herman A. Hall, III

  /s/ W. Lewis Witt                                              Director                       March 14, 2002
------------------------------------
W. Lewis Witt

  /s/ William J. Hearring                                        Director                       March 14, 2002
------------------------------------
William J. Hearring

  /s/ Henry P. Barham, DDS                                       Director                       March 14, 2002
---------------------------
Henry P. Barham, DDS

   /s/ Robert H. Powell, III                                     Director                       March 14, 2002
------------------------------------
Robert H. Powell, III

  /s/ Bobby L. Ralph                                             Director                       March 14, 2002
------------------------------------
Bobby L. Ralph

  /s/ Emil A. Viola                                              Director                       March 14, 2002
------------------------------------
Emil A. Viola


                                  EXHIBIT INDEX

         Exhibit

         Number            Description

         4.1        Articles of Incorporation of Hampton Roads Bankshares, Inc.
                    (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on July 2,
                    2001).

         4.2 Bylaws of Hampton Roads Bankshares, Inc.(incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on July 2, 2001).

         5.1 Opinion of Kaufman & Canoles, P.C. as to legality of the securities being registered.

         23.1       Consent of PricewaterhouseCoopers, LLP

         23.2       Consent of Kaufman & Canoles, P.C. (filed with Exhibit 5.1)

         24.1 Powers of Attorney (included on the signature pages of this Registration Statement).

         99.1       Authorization Card